UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Lexicon United, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1625312 (I.R.S. Employer Identification Number)

4500 Steiner Ranch Blvd., Suite 1708, Austin, TX 78732
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Elie Saltoun
Chief Executive Officer
Lexicon United, Inc.
4500 Steiner Ranch Blvd., Suite 1708
Austin, TX 78732
Telephone: (512) 266-3507
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Elie Saltoun Chief Executive Officer Lexicon United, Inc. 4500 Steiner Ranch Blvd., Suite 1708 Austin, TX 78732 Telephone: (512) 266-3507	Robert L. B. Diener, Esq. Law Offices of Robert Diener 122 Ocean Park Blvd., Suite 307 Santa Monica, California 90405 Telephone: (310) 396-1691

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

     Pursuant to a Registration Statement on Form SB-2 (File No. 333-132071) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on February 28, 2006 by Lexicon United, Inc. (the “Company”) and declared effective on July 27, 2007 under the Securities Act of 1933, as amended, the Company registered the sale from time to time of 2,001,250 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share.

     The Company is seeking to deregister all Shares that remain unsold under the Registration Statement as of the date hereof because the remaining unsold shares are now eligible to be sold under Rule 144 promulgated under the Securities Act of 1933, as amended.. Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Shares of the Company’s common stock that remain unsold under this Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Austin, State of Texas, on this 25th day of June 2008.

LEXICON UNITED, INC.

By:	/s/ Elie Saltoun
Name: Elie Saltoun Title: Chief Executive Officer Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-132071 has been signed by the following persons, in the capacities indicated, as of June 25, 2008.

Name	Title

/s/ Elie Saltoun	Principal Executive Officer and Principal Accounting and Financial Officer
Elie Saltoun

/s/ Jeffrey Nunez	Secretary and Director
Jeffrey Nunez